UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 21, 2010
THE GOLDMAN SACHS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

85 Broad Street
New York, New York	10004

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 902-1000
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On January 21, 2010, The Goldman Sachs Group, Inc. (Group Inc. and, together with its consolidated subsidiaries, the firm) reported its earnings for its fiscal fourth quarter and fiscal year ended December 31, 2009. A copy of Group Inc.’s press release containing this information is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.
The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Group Inc. under the Securities Act of 1933 or the Exchange Act.

Item 8.01	Other Events.
On January 21, 2010, Group Inc. reported net revenues of $45.17 billion and net earnings of $13.39 billion for the year ended December 31, 2009. Diluted earnings per common share were $22.13 compared with $4.47 for the year ended November 28, 2008. Return on average common shareholders’ equity (ROE) (1) was 22.5% for 2009.
Fourth quarter net revenues were $9.62 billion and net earnings were $4.95 billion. Diluted earnings per common share were $8.20 compared with a diluted loss per common share of $4.97 for the fourth quarter ended November 28, 2008 and diluted earnings per common share of $5.25 for the third quarter ended September 25, 2009. Annualized ROE (1) was 31.7% for the fourth quarter of 2009.
Net Revenues
Investment Banking
Full Year
Net revenues in Investment Banking were $4.80 billion for the year, 7% lower than 2008. Net revenues in Financial Advisory were $1.89 billion, 29% lower than 2008, reflecting a decline in industry-wide completed mergers and acquisitions. Net revenues in the firm’s Underwriting business were $2.90 billion, 15% higher than 2008, due to higher net revenues in equity underwriting, primarily reflecting an increase in industry-wide equity and equity-related offerings. Net revenues in debt underwriting were slightly lower than 2008.
Fourth Quarter
Net revenues in Investment Banking were $1.64 billion, 58% higher than the fourth quarter of 2008 and 82% higher than the third quarter of 2009. Net revenues in Financial Advisory were $673 million, 17% higher than the fourth quarter of 2008, reflecting an increase in client activity. Net revenues in the firm’s Underwriting business were $962 million, more than double the amount in the fourth quarter of 2008, reflecting significantly higher net revenues in both equity and debt underwriting. The increase in equity underwriting primarily reflected higher net revenues from initial public offerings. The increase in debt underwriting primarily reflected higher net revenues from high-yield activity.

The firm’s investment banking transaction backlog increased during the quarter and increased significantly during the twelve months ended December 31, 2009. (2)
Trading and Principal Investments
Full Year
Net revenues in Trading and Principal Investments were $34.37 billion for the year, significantly higher than 2008.
Net revenues in Fixed Income, Currency and Commodities (FICC) were $23.32 billion for 2009 compared with $3.71 billion for 2008. During 2009, FICC operated in an environment characterized by strong client-driven activity, particularly in more liquid products. In addition, asset values generally improved and corporate credit spreads tightened significantly for most of the year. The increase in net revenues compared with 2008 reflected particularly strong performances in credit products, mortgages and interest rate products, which were each significantly higher than 2008. Net revenues in commodities were also particularly strong and were slightly higher than 2008, while net revenues in currencies were strong, but lower than a particularly strong 2008. During 2009, mortgages included a loss of approximately $1.5 billion on commercial mortgage loans. Results in 2008 were negatively impacted by asset writedowns across non-investment-grade credit origination activities, corporate debt, private and public equities, and residential and commercial mortgage loans and securities.
Net revenues in Equities were $9.89 billion for the year, 7% higher than 2008. Net revenues for 2009 reflected strong results in the client franchise businesses. However, these results were lower than a strong 2008 and included significantly lower commissions. Results in principal strategies were positive compared with losses in 2008. During 2009, Equities operated in an environment characterized by a significant increase in global equity prices, favorable market opportunities and a significant decline in volatility levels.
Principal Investments recorded net revenues of $1.17 billion for the year. These results included a gain of $1.58 billion related to the firm’s investment in the ordinary shares of Industrial and Commercial Bank of China Limited (ICBC), a gain of $1.31 billion from corporate principal investments and a loss of $1.76 billion from real estate principal investments.
Fourth Quarter
Net revenues in Trading and Principal Investments were $6.41 billion, compared with negative net revenues of $4.36 billion for the fourth quarter of 2008 and net revenues of $10.03 billion for the third quarter of 2009.

Net revenues in FICC were $3.97 billion compared with negative net revenues of $3.40 billion for the fourth quarter of 2008. During the fourth quarter of 2009, FICC operated in an environment characterized by generally lower client activity levels than earlier in the year, continued tightening of corporate credit spreads and improving asset values. The increase in net revenues compared with the fourth quarter of 2008 reflected significantly improved results in credit products and mortgages compared with a very weak fourth quarter of 2008. Net revenues in interest rate products and currencies were significantly lower compared with the fourth quarter of 2008, while net revenues in commodities were essentially unchanged. Results during the fourth quarter of 2008 were negatively impacted by asset writedowns across non-investment-grade credit origination activities, corporate debt, private and public equities, and commercial mortgage loans and securities, as well as by losses from trading in credit products.
Net revenues in Equities were $1.93 billion, 27% lower than the fourth quarter of 2008. This decrease reflected lower net revenues, including significantly lower commissions, in the client franchise businesses compared with a particularly strong fourth quarter of 2008. Results in principal strategies were positive compared with losses in the fourth quarter of 2008. During the quarter, Equities operated in an environment characterized by generally lower client activity levels than earlier in the year, an increase in global equity prices and a decline in volatility levels.
Principal Investments recorded net revenues of $507 million for the fourth quarter of 2009. These results included a gain of $441 million related to the firm’s investment in the ordinary shares of ICBC, a gain of $610 million from corporate principal investments and a loss of $559 million from real estate principal investments.
Asset Management and Securities Services
Full Year
Net revenues in Asset Management and Securities Services were $6.00 billion for the year, 25% lower than 2008.
Asset Management net revenues were $3.97 billion, 13% lower than 2008, primarily reflecting the impact of changes in the composition of assets managed, principally due to market depreciation during the fourth quarter of 2008, as well as lower incentive fees. During the year ended December 31, 2009, assets under management increased $73 billion to $871 billion, due to $76 billion of market appreciation, primarily in fixed income and equity assets, partially offset by $3 billion of net outflows. Outflows in money market assets were offset by inflows in fixed income assets.
Securities Services net revenues were $2.03 billion, 41% lower than 2008. The decrease in net revenues primarily reflected the impact of lower customer balances, reflecting lower hedge fund industry assets and reduced leverage.
Fourth Quarter
Net revenues in Asset Management and Securities Services were $1.57 billion, 10% lower than the fourth quarter of 2008 and 8% higher than the third quarter of 2009.

Asset Management net revenues were $1.13 billion, 19% higher than the fourth quarter of 2008, reflecting higher incentive fees, as well as higher management and other fees. During the quarter, assets under management increased $23 billion to $871 billion, due to $12 billion of net inflows, primarily reflecting inflows in fixed income assets, partially offset by outflows in money market assets, and $11 billion of market appreciation across all asset classes.
Securities Services net revenues were $443 million, 45% lower than the fourth quarter of 2008. The decrease in net revenues primarily reflected the impact of changes in the composition of securities lending customer balances, as well as lower total customer balances. The decline in total customer balances reflected lower hedge fund industry assets and reduced leverage.
Expenses
Operating expenses were $25.34 billion for the year, 27% higher than 2008.
Compensation and Benefits
Compensation and benefits expenses (including salaries, discretionary compensation, amortization of equity awards and other items such as payroll taxes, severance costs and benefits) were $16.19 billion for the year and were 35.8% of net revenues. This ratio of compensation and benefits to net revenues was down from 48.0% (excluding severance costs of approximately $275 million in the fourth quarter of 2008) for 2008 and represented the firm’s lowest annual ratio of compensation and benefits to net revenues. In the fourth quarter, compensation was reduced by $500 million to fund a charitable contribution to Goldman Sachs Gives, which is reflected in the negative compensation and benefits expenses of $519 million for the quarter.
Non-Compensation Expenses
Full Year
Non-compensation expenses were $9.15 billion for the year, 2% higher than 2008. The increase compared with 2008 reflected the impact of charitable contributions of approximately $850 million (included in other expenses) during 2009, primarily including $310 million to The Goldman Sachs Foundation and $500 million to Goldman Sachs Gives. Compensation was reduced to fund the charitable contribution to Goldman Sachs Gives. The focus for this $500 million contribution to Goldman Sachs Gives is on those areas that have proven to be fundamental to creating jobs and economic growth, building and stabilizing communities, honoring service and veterans and increasing educational opportunities. The firm will ask its participating managing directors to make recommendations regarding potential charitable recipients for this contribution. Depreciation and amortization expenses also increased compared with 2008 and included real estate impairment charges of approximately $600 million related to consolidated entities held for investment purposes during 2009. These increases were partially offset by the impact of lower brokerage, clearing, exchange and distribution fees, principally reflecting lower transaction volumes in Equities, and the impact of reduced staff levels and expense reduction initiatives during 2009.
Fourth Quarter
Non-compensation expenses were $2.76 billion, 10% higher than the fourth quarter of 2008 and 24% higher than the third quarter of 2009. The increase compared with the fourth quarter of 2008 reflected the impact of charitable contributions of approximately $620 million (included in other expenses) during the fourth quarter of 2009, primarily including $100 million to The Goldman Sachs Foundation and $500 million to Goldman Sachs Gives. In addition, other expenses included $30 million of net provisions for litigation and regulatory proceedings during the fourth quarter of 2009. These increases were partially offset by lower brokerage, clearing, exchange and distribution fees, primarily reflecting lower transaction volumes in Equities, lower depreciation and amortization expenses, primarily due to decreased real estate impairment charges related to consolidated entities held for investment purposes in the fourth quarter of 2009, and the impact of reduced staff levels and expense reduction initiatives.
Provision for Taxes
During 2009, the firm incurred $6.44 billion of corporate taxes, resulting in an effective income tax rate of 32.5%, up slightly from 32.2% for the first nine months of 2009.
Capital
As of December 31, 2009, total capital was $255.80 billion, consisting of $70.71 billion in total shareholders’ equity (common shareholders’ equity of $63.76 billion and preferred stock of $6.96 billion) and $185.09 billion in unsecured long-term borrowings. Book value per common share was $117.48, an increase of 23% during the twelve months ended December 31, 2009 and 6% during the quarter. Tangible book value per common share (3) was $108.42, an increase of 27% during the twelve months ended December 31, 2009 and 7% during the quarter. Book value and tangible book value per common share are based on common shares outstanding, including restricted stock units granted to employees with no future service requirements, of 542.7 million at period end.
Under the regulatory capital guidelines currently applicable to bank holding companies, the firm’s Tier 1 capital ratio under Basel I (4) was 15.0% as of December 31, 2009, up from 14.5% as of September 25, 2009. The firm’s Tier 1 common ratio (4) under Basel I was 12.2% as of December 31, 2009, up from 11.6% as of September 25, 2009. The firm’s ratio of tangible common shareholders’ equity (3) to Basel I risk-weighted assets (4) was 13.6% as of December 31, 2009, up from 13.1% as of September 25, 2009.
Other Balance Sheet and Liquidity Metrics
•	Total assets (5) were $849 billion as of December 31, 2009, down 4% from September 25, 2009 and down 24% from December 26, 2008.

•	Level 3 assets (5) were approximately $46 billion as of December 31, 2009 (down from $50 billion as of September 25, 2009 and $64 billion as of December 26, 2008) and represented 5.5% of total assets.

•	Average global core excess liquidity (GCE) (6) was $163 billion for the fourth quarter of 2009, down slightly from $167 billion for the third quarter of 2009. Average GCE was $166 billion for the twelve months ended December 31, 2009, up significantly from $97 billion for the twelve months ended November 28, 2008.

Dividends
The Board of Directors of Group Inc. (the Board) declared a dividend of $0.35 per common share to be paid on March 30, 2010 to common shareholders of record on March 2, 2010. The Board also declared dividends of $239.58, $387.50, $255.56 and $255.56 per share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, respectively (represented by depositary shares, each representing a 1/1,000th interest in a share of preferred stock), to be paid on February 10, 2010 to preferred shareholders of record on January 26, 2010. In addition, the Board declared a dividend of $2,500 per share of Series G Preferred Stock to be paid on February 10, 2010 to preferred shareholders of record on January 26, 2010.

Cautionary Note Regarding Forward-Looking Statements
This Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the firm’s future results and financial condition, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the firm’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008.
Certain of the information regarding the firm’s capital ratios, risk-weighted assets, total assets, level 3 assets and average global core excess liquidity consist of preliminary estimates; these estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements.
Statements about the firm’s investment banking transaction backlog also may constitute forward-looking statements. Such statements are subject to the risk that the terms of these transactions may be modified or that they may not be completed at all; therefore, the net revenues, if any, that the firm actually earns from these transactions may differ, possibly materially, from those currently expected. Important factors that could result in a modification of the terms of a transaction or a transaction not being completed include, in the case of underwriting transactions, a decline or continued weakness in general economic conditions, outbreak of hostilities, volatility in the securities markets generally or an adverse development with respect to the issuer of the securities and, in the case of financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For a discussion of other important factors that could adversely affect the firm’s investment banking transactions, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the firm’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008.

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SEGMENT NET REVENUES
(UNAUDITED)
$ in millions

	Year Ended		% Change From
	December 31,	November 28,	November 28,
	2009	2008	2008
Investment Banking
Financial Advisory	$1,893	$2,656	(29)%

Equity underwriting	1,771	1,353	31
Debt underwriting	1,133	1,176	(4)

Total Underwriting	2,904	2,529	15

Total Investment Banking	4,797	5,185	(7)

Trading and Principal Investments
FICC	23,316	3,713	N.M.

Equities trading	6,046	4,208	44
Equities commissions	3,840	4,998	(23)

Total Equities	9,886	9,206	7

ICBC	1,582	(446)	N.M.
Other corporate and real estate gains and losses	(455)	(3,480)	N.M.
Overrides	44	70	(37)

Total Principal Investments	1,171	(3,856)	N.M.

Total Trading and Principal Investments	34,373	9,063	N.M.

Asset Management and Securities Services
Management and other fees	3,833	4,321	(11)
Incentive fees	137	231	(41)

Total Asset Management	3,970	4,552	(13)

Securities Services	2,033	3,422	(41)

Total Asset Management and Securities Services	6,003	7,974	(25)

Total net revenues	$45,173	$22,222	103

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SEGMENT NET REVENUES
(UNAUDITED)
$ in millions

	Three Months Ended			% Change From
	December 31,	September 25,	November 28,	September 25,	November 28,
	2009	2009	2008	2009	2008
Investment Banking
Financial Advisory	$673	$325	$574	107%	17%

Equity underwriting	624	363	273	72	129
Debt underwriting	338	211	187	60	81

Total Underwriting	962	574	460	68	109

Total Investment Banking	1,635	899	1,034	82	58

Trading and Principal Investments
FICC	3,973	5,991	(3,403)	(34)	N.M.

Equities trading	1,017	1,845	1,325	(45)	(23)
Equities commissions	915	930	1,318	(2)	(31)

Total Equities	1,932	2,775	2,643	(30)	(27)

ICBC	441	344	(631)	28	N.M.
Other corporate and real estate gains and losses	51	911	(2,965)	(94)	N.M.
Overrides	15	6	—	150	N.M.

Total Principal Investments	507	1,261	(3,596)	(60)	N.M.

Total Trading and Principal Investments	6,412	10,027	(4,356)	(36)	N.M.

Asset Management and Securities Services
Management and other fees	1,013	971	930	4	9
Incentive fees	112	3	15	N.M.	N.M.

Total Asset Management	1,125	974	945	16	19

Securities Services	443	472	799	(6)	(45)

Total Asset Management and Securities Services	1,568	1,446	1,744	8	(10)

Total net revenues	$9,615	$12,372	$(1,578)	(22)	N.M.

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
In millions, except per share amounts

	Year Ended			% Change From
	December 31,	November 28,		November 28,
	2009	2008		2008
Revenues
Investment banking	$4,797	$5,179		(7)%
Trading and principal investments	28,879	8,095		N.M.
Asset management and securities services	4,090	4,672		(12)

Total non-interest revenues	37,766	17,946		110

Interest income	13,907	35,633		(61)
Interest expense	6,500	31,357		(79)

Net interest income	7,407	4,276		73

Net revenues, including net interest income	45,173	22,222		103

Operating expenses
Compensation and benefits	16,193	10,934	(8)	48

Brokerage, clearing, exchange and distribution fees	2,298	2,998		(23)
Market development	342	485		(29)
Communications and technology	709	759		(7)
Depreciation and amortization	1,734	1,262		37
Occupancy	950	960		(1)
Professional fees	678	779		(13)
Other expenses	2,440	1,709		43

Total non-compensation expenses	9,151	8,952		2

Total operating expenses	25,344	19,886		27

Pre-tax earnings	19,829	2,336		N.M.
Provision for taxes	6,444	14		N.M.

Net earnings	13,385	2,322		N.M.

Preferred stock dividends	1,193	281		N.M.

Net earnings applicable to common shareholders	$12,192	$2,041		N.M.

Earnings per common share
Basic (7)	$23.74	$4.67		N.M. %
Diluted	22.13	4.47		N.M.

Average common shares outstanding
Basic	512.3	437.0		17
Diluted	550.9	456.2		21

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
In millions, except per share amounts and total staff

	Three Months Ended			% Change From
	December 31,	September 25,	November 28,	September 25,	November 28,
	2009	2009	2008	2009	2008
Revenues
Investment banking	$1,635	$899	$1,034	82%	58%
Trading and principal investments	5,050	8,801	(4,461)	(43)	N.M.
Asset management and securities services	1,162	982	936	18	24

Total non-interest revenues	7,847	10,682	(2,491)	(27)	N.M.

Interest income	3,075	3,000	6,173	3	(50)
Interest expense	1,307	1,310	5,260	—	(75)

Net interest income	1,768	1,690	913	5	94

Net revenues, including net interest income	9,615	12,372	(1,578)	(22)	N.M.

Operating expenses
Compensation and benefits	(519)	5,351	(490)	N.M.	N.M.

Brokerage, clearing, exchange and distribution fees	608	580	733	5	(17)
Market development	108	84	96	29	13
Communications and technology	169	194	188	(13)	(10)
Depreciation and amortization	392	367	488	7	(20)
Occupancy	237	230	253	3	(6)
Professional fees	215	183	248	17	(13)
Other expenses	1,028	589	505	75	104

Total non-compensation expenses	2,757	2,227	2,511	24	10

Total operating expenses	2,238	7,578	2,021	(70)	11

Pre-tax earnings / (loss)	7,377	4,794	(3,599)	54	N.M.
Provision / (benefit) for taxes	2,429	1,606	(1,478)	51	N.M.

Net earnings / (loss)	4,948	3,188	(2,121)	55	N.M.

Preferred stock dividends	161	160	166	1	(3)

Net earnings / (loss) applicable to common shareholders	$4,787	$3,028	$(2,287)	58	N.M.

Earnings / (loss) per common share
Basic (7)	$9.01	$5.74	$(4.97)	57%	N.M. %
Diluted	8.20	5.25	(4.97)	56	N.M.

Average common shares outstanding
Basic	530.5	525.9	459.9	1	15
Diluted	584.0	576.9	459.9	1	27

Selected Data
Total staff at period end (9)	32,500	31,700	34,500	3	(6)
Total staff at period end including consolidated entities held for investment purposes (10)	36,200	35,500	39,200	2	(8)

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(UNAUDITED)
Average Daily VaR (11)
$ in millions

Three Months Ended	Year Ended
December 31,	September 25,	November 28,	December 31,	November 28,
2009	2009	2008	2009	2008
Risk Categories
Interest rates	$126	$159	$178	$176	$142
Equity prices	89	74	51	66	72
Currency rates	31	35	32	36	30
Commodity prices	38	27	38	36	44
Diversification effect (12)	(103)	(87)	(102)	(96)	(108)

Total	$181	$208	$197	$218	$180

Assets Under Management (13) $ in billions

As of	% Change From
December 31,	September 30,	November 30,	September 30,	November 30,
2009	2009	2008	2009	2008
Asset Class
Alternative investments	$146	$145	$146	1%	—%
Equity	146	139	112	5	30
Fixed income	315	292	248	8	27

Total non-money market assets	607	576	506	5	20

Money markets	264	272	273	(3)	(3)

Total assets under management	$871	$848	$779	3	12

Three Months Ended	Year Ended
December 31,	September 30,	November 30,	December 31,	November 30,
2009	2009	2008	2009	2008
Balance, beginning of period	$848	$819	$863	$798	(14)	$868

Net inflows / (outflows)
Alternative investments	(1)	—	4	(5)	8
Equity	1	(1)	(8)	(2)	(55)
Fixed income	20	3	(1)	26	14

Total non-money market net inflows / (outflows)	20	2	(5)	19	(33)

Money markets	(8)	(12)	11	(22)	67

Total net inflows / (outflows)	12	(10)	6	(3)	34

Net market appreciation / (depreciation)	11	39	(90)	76	(123)

Balance, end of period	$871	$848	$779	$871	$779

Principal Investments (15) $ in millions

As of December 31, 2009
Corporate	Real Estate	Total
Private	$9,507	$1,325	$10,832
Public	3,091	58	3,149

Subtotal	12,598	1,383	13,981
ICBC ordinary shares (16)	8,111	—	8,111

Total	$20,709	(17)	$1,383	$22,092

Footnotes
(1)	ROE is computed by dividing net earnings (or annualized net earnings for annualized ROE) applicable to common shareholders by average monthly common shareholders’ equity. The following table sets forth the firm’s average common shareholders’ equity:

	Average for the
	Year Ended	Three Months Ended
	December 31, 2009	December 31, 2009
	(unaudited, $ in millions)
Total shareholders’ equity	$65,527	$67,328
Preferred stock	(11,363)	(6,957)

Common shareholders’ equity	$54,164	$60,371

(2)	The firm’s investment banking transaction backlog represents an estimate of the firm’s future net revenues from investment banking transactions where management believes that future revenue realization is more likely than not.

(3)	Tangible common shareholders’ equity equals total shareholders’ equity less preferred stock, goodwill and identifiable intangible assets. Tangible book value per common share is computed by dividing tangible common shareholders’ equity by the number of common shares outstanding, including restricted stock units granted to employees with no future service requirements. Management believes that tangible common shareholders’ equity is meaningful because it is one of the measures that the firm and investors use to assess capital adequacy. The following table sets forth the reconciliation of total shareholders’ equity to tangible common shareholders’ equity:

As of
December 31, 2009
(unaudited, $ in millions)
Total shareholders’ equity	$70,714
Preferred stock	(6,957)

Common shareholders’ equity	63,757
Goodwill and identifiable intangible assets	(4,920)

Tangible common shareholders’ equity	$58,837

(4)	The Federal Reserve Board is the primary U.S. regulator of Group Inc., a bank holding company and a financial holding company under the Bank Holding Company Act. As a bank holding company, the firm is subject to consolidated regulatory capital requirements administered by the Federal Reserve Board. The firm is reporting its Tier 1 capital ratios calculated in accordance with the regulatory capital requirements currently applicable to bank holding companies, which are based on the Capital Accord of the Basel Committee on Banking Supervision (Basel I). The Tier 1 capital ratio equals Tier 1 capital divided by total risk-weighted assets. The Tier 1 common ratio equals Tier 1 capital less preferred stock and junior subordinated debt issued to trusts, divided by total risk-weighted assets. The firm’s risk-weighted assets under Basel I were approximately $432 billion as of December 31, 2009. These ratios represent preliminary estimates as of the date of this Report on Form 8-K and may be revised in the firm’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. For a further discussion of the firm’s capital ratios, see “Equity Capital” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the fiscal period ended September 25, 2009.

(5)	This amount represents a preliminary estimate as of the date of this Report on Form 8-K and may be revised in the firm’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(6)	The firm’s global core excess represents a pool of excess liquidity consisting of unencumbered, highly liquid securities that may be sold or pledged to provide same-day liquidity, as well as certain overnight cash deposits. This liquidity is intended to allow the firm to meet immediate obligations without the need to sell other assets or depend on additional funding from credit-sensitive markets in a difficult funding environment. This amount represents the average loan value (the estimated amount of cash that would be advanced by counterparties against these securities), as well as certain overnight cash deposits, of the global core excess. For a further discussion of the firm’s global core excess liquidity pool, see “Liquidity and Funding Risk” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the fiscal period ended September 25, 2009. This amount represents a preliminary estimate as of the date of this Report on Form 8-K and may be revised in the firm’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(7)	Unvested share-based payment awards that have non-forfeitable rights to dividends or dividend equivalents are treated as a separate class of securities in calculating earnings per common share. The firm adopted this methodology in the first quarter of fiscal 2009. The impact to basic earnings per common share for the three months and year ended December 31, 2009, was a reduction of $0.01 and $0.06 per common share, respectively. Prior periods have not been restated due to immateriality.

(8)	Includes severance costs of approximately $275 million in the fourth quarter of 2008. Excluding these severance costs, the ratio of compensation and benefits to net revenues was 48.0% for 2008.

Footnotes (continued)
(9)	Includes employees, consultants and temporary staff.
(10)	Compensation and benefits and non-compensation expenses related to consolidated entities held for investment purposes are included in their respective line items in the consolidated statements of earnings.
(11)	VaR is the potential loss in value of the firm’s trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. The modeling of the risk characteristics of the firm’s trading positions involves a number of assumptions and approximations. While management believes that these assumptions and approximations are reasonable, there is no standard methodology for estimating VaR, and different assumptions and/or approximations could produce materially different VaR estimates. For a further discussion of the calculation of VaR, see “Market Risk” in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the fiscal period ended September 25, 2009.
(12)	Equals the difference between total VaR and the sum of the VaRs for the four risk categories. This effect arises because the four market risk categories are not perfectly correlated.
(13)	Substantially all assets under management are valued as of calendar month-end. Assets under management do not include the firm’s investments in funds that it manages.
(14)	Includes market appreciation of $13 billion and net inflows of $6 billion in December 2008.
(15)	Represents investments included within the Principal Investments component of the firm’s Trading and Principal Investments segment.
(16)	Includes interests of $5.13 billion as of December 31, 2009 held by investment funds managed by the firm. The fair value of the investment in the ordinary shares of ICBC, which trade on The Stock Exchange of Hong Kong, includes the effect of foreign exchange revaluation for which the firm maintains an economic currency hedge.
(17)	Excludes the firm’s investment in the convertible preferred stock of Sumitomo Mitsui Financial Group, Inc. The firm has hedged substantially all of the common stock underlying this investment.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is being furnished as part of this Report on Form 8-K:
99.1	Press release of Group Inc. dated January 21, 2010 containing financial information for its fiscal fourth quarter and fiscal year ended December 31, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)
Date: January 21, 2010	By:	/s/ David A. Viniar
		Name:	David A. Viniar
		Title:	Chief Financial Officer